Exhibit 10.45

PROMISSORY NOTE

$800,000	January 15, 2009

For value received , THE UNDERSIGNED, Drinks Americas, Inc., a Delaware Corporation having an office  at 372 Danbury Road, Suite 116, Wilton, CT (“Maker”) hereby unconditionally promises to pay to the order of Paul Walraven, having an address 670 Town Hill Rd, PO Box 464, New Hartford, CT 06057, and Jack McKenzie, having an address at 1154 Woodland Ave.,

Batavia, IL 60510(together, the “Payees”),  the principal sum of $800,000 in four  annual  installments of $200,000 each  on the 15th day of January  each and every year until this Note is fully paid beginning on the first  anniversary of this Note. Each annual installment shall be paid by Maker to Payees (i) fifty(50)  percent in common stock of Drinks Americas Holdings, Ltd (“DKAM) based on the average closing prices of such shares for each of the thirty (30) trading days preceding such installment and (ii) fifty (50) percent in cash. Each installment payable in cash shall be payable with interest thereon at five (5) percent per annum.  Each installment made in DKAM common stock shall be paid fifty (50) percent to Paul Walraven and fifty (50) percent to Jack McKenzie and each cash installment made in cash shall be paid sixty (60) percent to Paul Walraven and forty (40) percent to Jack McKenzie. The entire principal sum of $800,000 is subject to rights of offset, which are more fully described in that Purchase Agreement by and between Maker and Payees dated January 15, 2009,  which offset amounts would decrease, pro-rata both as to stock and cash payments as well as to the individual Payees,  the consideration paid by  Maker to Payees.  All such payments on account of the indebtedness evidenced by this Note shall be applied first to accrued and unpaid interest on the unpaid principal balance and the remainder to principal.

All payments due under this Promissory Note (the “Note”) shall be made to an address (es) designated by the Payees.

Maker shall have the right to prepay the Note, in whole or in part, at any time during the term hereof without premium or penalty.

If any installment due on this note is not paid at the time and place specified in this Note, the entire unpaid balance shall be payable immediately at the election of Payees.

Payees  rights, remedies and powers, as provided in this Note are cumulative and concurrent and may be pursued singly, successively or together, by the Payees, individually or together,  against Maker and any other security given at any time to secure the payment hereof, all at the sole discretion of the Payees. Additionally, Payees, either individually or together, may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Payees’ sole discretion. Failure of Payees at any one time, for a period of time or on more than one occasion to exercise any of their rights or remedies hereunder or at law or in equity shall not constitute a waiver of the right to exercise the same right or remedy at any time thereafter. Any and all waivers must be in writing to be effective.

If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Maker hereby promises and agrees to pay all costs of collection and legal expenses, including reasonable attorneys' fees and court costs.

Maker hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF CONNECTICUT WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS. MAKER IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDINGS BASED UPON, OR RELATED TO, THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND MAKER ACKNOWLEDGES THAT NEITHER PAYEES NOR ANY PERSON ACTING ON BEHALF OF PAYEES HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Payees or Maker, such reference shall be deemed to include, as applicable, a reference to their respective successors, assigns, heirs and estates, to which the provisions of this Note shall be binding upon and shall inure to the benefit of.

This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first written above.

MAKER:

Drinks Americas, Inc.

By:
J. Patrick Kenny, President and CEO